Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

Zhibao Technology Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)		Fee Rate	Amount of Registration Fee (2)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid	Equity	Class A ordinary shares, par value $0.0001 per share	457(o)			US$	8,280,000	0.00014760	US$	1,222	-	-	-	-
Fees to Be Paid	Equity	Underwriter’ warrants (4)	457(g)
Fees to Be Paid	Equity	Class A ordinary shares underlying underwriter’s warrants (5)	457(o)			US$	396,000	0.00014760	US$	59
Fees Previously Paid	-	-	-	-	-		-		US$	1,070	-	-	-	-
	Carry Forward Securities
Carry Forward Securities	-	-	-	-	-		-			-	-	-	-	-
	Total Offering Amounts (3)					US$	8,676,000		US$	1,281
	Total Fees Previously Paid								US$	1,070
	Total Fee Offsets									-
	Net Fee Due								US$	211

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes the Class A ordinary shares underlying underwriter’s warrants and the offering price attributable to additional Class A ordinary shares that the underwriter has the option to purchase to cover over-allotments, if any.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price.

(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional Class A ordinary shares as may be issued after the date hereof as a result of share sub-divisions, share capitalization or similar transactions.

(4)	No fee required pursuant to Rule 457(g) under the Securities Act.

(5)	Represents Class A ordinary shares underlying warrants issuable to the underwriter to purchase a number of Class A ordinary shares equal to 5% of the total number of Class A ordinary shares sold in this offering, excluding the underwriter’s over-allotment option, at an exercise price equal to 110% of the public offering price of the Class A ordinary shares sold in this offering.